Exhibit 10.3

K-SWISS INC.

NON-EMPLOYEE DIRECTOR STOCK OPTION AGREEMENT

Pursuant to the

2009 STOCK INCENTIVE PLAN

This Non-Employee Director Stock Option Agreement (this “Agreement”) is made and entered into as of the Date of Grant indicated below by and between K-Swiss Inc., a Delaware corporation (the “Company”), and the person named below as Grantee.

WHEREAS, Grantee is a non-employee director of the Company (a “Non-Employee Director”); and

WHEREAS, pursuant to the Company’s 2009 Stock Incentive Plan (the “Plan”), an option to purchase shares of the Company’s Class A Common Stock, par value $.01 per share (the “Common Stock”) has been granted to Grantee, on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing recitals and the covenants set forth herein, the parties hereto hereby agree as follows:

1.	Grant of Option; Certain Terms and Conditions.

(a)    The Company hereby grants to Grantee, and Grantee hereby accepts, as of the Date of Grant, an option to purchase the number of shares of Common Stock indicated below (the “Option Shares”) at the Exercise Price per share indicated below, which option shall expire at midnight (prevailing local time at the Company’s principal offices), on the Expiration Date indicated below and shall be subject to all of the terms and conditions set forth in this Agreement (the “Option”).

Grantee:

Date of Grant:

Number of Shares Purchasable:

Exercise Price per share:

Expiration Date:

The Option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code.

(b)    Subject to the provisions for termination and acceleration set forth herein, the Option shall vest in three equal installments as follows: one-third of the Option shall vest three years, four years and five years, respectively, from the Date of Grant (e.g. one-third of the Option granted hereunder shall vest on each of             ,             ,             ,             and             ,             ).

2.	Duration of Option.

(a)    Termination of Non-Employee Director Status.    If Grantee ceases to be a Non-Employee Director for any reason, then, except as set forth in Section 2(b) below, the Option shall terminate on the earlier of the Expiration Date or the second anniversary of the date upon which Grantee ceases to be a Non-Employee Director.

(b)    Death of Grantee.    If Grantee dies while any portion of this Option is exercisable by Grantee, Grantee’s legal representative, or the person entitled to do so under Grantee’s last will and testament or under applicable intestate law, shall have the right to exercise the Option, but only for the number of shares as to which Grantee was entitled to exercise the Option as of the date of Grantee’s death, and such right shall expire and the Option shall terminate on the earlier to occur of (i) the expiration of 18 months from the date of Grantee’s death and (ii) the Expiration Date.

(c)    Acceleration of Option.    Notwithstanding anything to the contrary in this Agreement, the Option shall become fully exercisable immediately before the first to occur of the following:

(i)    the consummation of a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of any class then subject to the Option are exchanged for or converted into cash, property and/or securities not issued by the Company or a company whose common equity holders immediately after such transaction consist only of persons who are holders of the common equity of the Company immediately before such transaction;

(ii)    the first date upon which the directors of the Company who were nominated by the Board of Directors for election as directors shall cease to constitute a majority of the authorized number of directors of the Company;

(iii)    the dissolution or liquidation of the Company; or

(iv)    a sale of all or substantially all of the property and assets of the Company.

3.    Adjustments.    In the event that the outstanding securities of the class then subject to the Option are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of shares or securities, or if cash, property or shares or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split, spin-off or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Board of Directors or the Compensation and Stock Option Committee of the Board of Directors administering the Plan (the “Committee”) may make appropriate and proportionate adjustments in the number and type of shares or other securities or cash or other property that may be acquired upon the exercise of the Option and the exercise price of such Option.

4.	Exercise.

(a)    Subject to Section 8, the Option shall be exercisable during Grantee’s lifetime only by Grantee. Subject to the provisions of Section 4(b) below, the Option may only be exercised by the delivery to the Company of a written notice of such exercise (the “Exercise Notice”), which notice shall specify the number of Option Shares to be purchased (the “Purchased Shares”) and the aggregate Exercise Price for such shares; provided, however, that payment of such aggregate Exercise Price may be made, in whole or in part, by one or more of the following means:

(i)    in full in cash or by check to the order of the Company, at or before the time the Company delivers the Option Shares;

(ii)    the recipient of the Option irrevocably authorizing a broker approved in writing by the Company to sell Option Shares to be acquired through exercise of the Option and remitting to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any federal and state withholding resulting from such exercise (a “Cashless Exercise”); provided, however, that, notwithstanding anything in this Agreement to the contrary, (A) the Company shall only deliver such Option Shares at or after the time the Company receives full payment for such Option Shares, (B) the exercise price for such Option Shares will be due and payable to the Company no later than one business day following the date on which the proceeds from the sale of the underlying Option Shares are received by the authorized broker, (C) in no event will the Company directly or indirectly extend or maintain credit, arrange for the extension of credit or renew any extension of credit, in the form of a personal loan or otherwise, in connection with a Cashless Exercise and (D) in no event shall the recipient of an Award enter into any agreement or arrangement with a brokerage or similar firm in which the proceeds received in connection with a Cashless Exercise will be received by or advanced to such recipient before the date the shares underlying the Award are delivered or released by the Company; and/or

(iii)    the delivery to the Company of a certificate or certificates representing shares of Common Stock, duly endorsed or accompanied by a duly executed stock power, which delivery effectively transfers to the Company good and valid title to such shares, free and clear of any pledge, commitment, lien, claim or other encumbrance (such shares to be valued on the basis of their aggregate fair market value as of the day immediately preceding the date of exercise of the Option; provided, however, that such payment in stock instead of cash shall not be effective and shall be rejected by the Company if (A) the Company is then prohibited from purchasing or acquiring such shares of Common Stock or (B) the right or power of the person exercising the Option to deliver such shares in payment of said purchase price is subject to the prior interests of any other person (excepting the Company) as indicated by legends upon the certificate(s) or as known to the Company. If the Company rejects the payment in stock, the tendered Exercise Notice shall not be effective hereunder unless promptly after being notified of such rejection, the person exercising the Option pays the purchase price in a form acceptable hereunder.

(b)    Notwithstanding any provision of this Agreement to the contrary:

(i)    payment of the aggregate Exercise Price for such shares and the Grantee’s tax withholding obligation, if any, with respect to such shares shall be due the date the shares of Common Stock underlying the Option are delivered; and

(ii)    in no event shall the Company issue or deliver the Option Shares before the Company receives payment for the Option Shares pursuant to this Section 4.

5.	Payment of Withholding Taxes.

(a)    If the Company becomes obligated to withhold an amount on account of any tax imposed as a result of the exercise of the Option, including, without limitation, any federal, state, local or other income tax, or any F.I.C.A., state disability insurance tax or other employment tax (the “Withholding Liability”), then Grantee shall, on the date of exercise and as a condition to the issuance of the Option Shares, pay the Withholding Liability to the Company in cash or by check payable to the Company. Grantee hereby consents to the Company withholding the full amount of the Withholding Liability from any compensation or other amounts otherwise payable to Grantee if Grantee does not pay the Withholding Liability to the Company on the date of exercise of the Option, and Grantee agrees that the withholding and payment of any such amount by the Company to the relevant taxing authority shall constitute full satisfaction of the Company’s obligation to pay such compensation or other amounts to Grantee.

(b)    In lieu of receiving payment of the Withholding Liability in cash or by check payable to the Company, payment of such amounts may be made with shares of Common Stock, if the Grantee elects to discharge these obligations in this manner and if the following additional considerations are satisfied: (i) the Company is not then prohibited from acquiring or purchasing such shares; (ii) the right or power of the person exercising the Option to deliver such shares in payment of such Withholding Liability is not subject to the prior interests of any other person (except the Company), as indicated by legends upon the certificate(s) or as known to the Company; (iii) the number of shares tendered for payment of the Withholding Liability shall have an aggregate fair market value on the Tax Date (as defined below) which, when added to any cash payment then also made by Grantee, equals the Withholding Liability. As used above, the term “Tax Date” means the date as of which Grantee will realize taxable income from the exercise of this Option.

6.    Notices.    All notices and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally or five days after mailing by certified or registered mail, postage prepaid, return receipt requested, to the Company at 31248 Oak Crest Drive, Westlake Village, California 91361, Attention: Chief Financial Officer, or to Grantee at the address set forth beneath his or her signature on the signature page hereto, or at such other addresses as they may designate by written notice in the manner aforesaid.

7.    Stock Exchange or NASDAQ Requirements; Applicable Laws.    Notwithstanding anything to the contrary in this Agreement, no shares of stock purchased upon exercise of the Option, and no certificate representing all or any part of such shares, shall be issued or delivered if (a) such shares have not been admitted to listing upon official notice of issuance on each stock exchange upon which shares of that class are then listed or (b) in the opinion of counsel to the Company, such issuance or delivery would cause the Company to be in violation of or to incur liability under any federal, state or other securities law, or any requirement of any stock exchange listing agreement to which the Company is a party, or any other requirement of law or of any administrative or regulatory body having jurisdiction over the Company.

8.    Transferability.    The Options may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated other than by will or the laws of descent and distribution, and the Option shall be exercisable only by the Grantee during his or her lifetime. Notwithstanding the foregoing, to the extent permitted by the Administrator, the Grantee may transfer the Option to any “family member” of the Grantee (as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act of 1933, as amended (“Form S-8”)), to trusts solely for the benefit of such family members and to partnerships in which such family members and/or trusts are the only partners; provided that, (a) as a condition thereof, the transferor and the transferee must execute a written agreement containing such terms as specified by the Administrator, and (b) the transfer is pursuant to a gift or a domestic relations order to the extent permitted under the General Instructions to Form S-8.

9.    Plan.    The Option is granted pursuant to the Plan, as in effect on the Date of Grant, and is subject to, and the Company and Grantee agree to be bound by, all the terms and conditions of the Plan, as the same may be amended from time to time in accordance with the terms thereof; provided, however, that no such amendment shall deprive Grantee, without his or her consent, of the Option or of any of Grantee’s rights under this Agreement. The interpretation and construction by the Board of Directors or the Committee of the Plan, this Agreement, the Option and such rules and regulations as may be adopted by the Board of Directors or the Committee for the purpose of administering the Plan shall be final and binding upon Grantee. Until the Option shall expire, terminate or be exercised in full, the Company shall, upon written request therefor, send a copy of the Plan, in its then-current form, to Grantee or any other person or entity then entitled to exercise the Option.

10.    Stockholder Rights.    No person or entity shall be entitled to vote, receive dividends or be deemed for any purpose the holder of any Option Shares until the Option shall have been duly exercised to purchase such Option Shares in accordance with the provisions of this Agreement.

11.    Governing Law.    This Agreement and the Option granted hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Company and Grantee have duly executed this Agreement as of the Date of Grant.

K-SWISS INC.

By:

Title: President

GRANTEE:

Signature

Street Address

City, State and Zip Code

Social Security Number

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